FOR IMMEDIATE RELEASE
---------------------

For Iwerks Entertainment, Inc.

Contacts:      William Battison              Joseph Kessler
               Executive Vice President      Bozell Sawyer Jiller Group
               Iwerks Entertainment          (310) 442-2532
               (818) 840-6111



                      IWERKS ENTERTAINMENT ANNOUNCES
                      ------------------------------
                  FOURTH QUARTER AND FISCAL 1997 RESULTS
                  --------------------------------------


Burbank, CA, August 5, 1997 - Iwerks Entertainment, Inc. [NASDAQ NM:IWRK] reported financial results for its fourth quarter and fiscal year ended June 30, 1997.

The Company reported a net loss of $(10.3) million, or $(0.85) per share, for the quarter and a net loss of $(10.0) million, or $(0.84) per share, for the year. These results compare with 1996 fourth quarter net income of $976,000, or $0.08 per share, and fiscal year 1996 net income of $3.1 million, or $0.26 per share.

Approximately $5.6 million of the net loss in the 1997 fiscal year was the result of a write-down of the Reactor(TM) Portable Simulation Theaters under SFAS 121, Accounting for the Impairment of Long Lived Assets and for Long Lived Assets to be Disposed of." As previously disclosed, the Company lost AT&T as a major sponsor of the Reactor(TM) fleet in the first quarter of fiscal 1997. Since that time, and through the fourth quarter, the Company has aggressively pursued new sponsorship opportunities and other options to replace these revenues. The failure to consummate these alternatives prior to the end of the year prompted the Company to take the charge under SFAS 121.

Additional fourth quarter charges were taken for: allowances for doubtful accounts, establishment of an inventory reserve, certain film costs, additional reserves for legal affairs, and professional fees associated with a merger agreement with Showscan Entertainment announced earlier today.

Iwerks' merger agreement with Showscan Entertainment will create the world's largest player in ride simulation attractions, Iwerks' most profitable business segment. The combined companies will have an installed base of more than 160 ride simulation theaters worldwide and a combined film library of more than 60 simulation films.

The merger agreement is subject to approval by shareholders of both companies, as well as other closing conditions. The transaction is expected to be consummated in the fourth quarter of calendar 1997.

"We are obviously disappointed with these results, but we believe that we are now positioned to move forward as a major player in out-of-home entertainment with a greater market presence and a strong balance sheet," said Roy A. Wright, Chairman and Chief Executive Officer of Iwerks.

Mr. Wright continued: "Although we expect to report a loss in our first and second quarters of fiscal 1998 due to acquisition costs and seasonal factors, we expect to begin to realize the benefits of the merger in the last half of the fiscal year."

Iwerks also reported a decline in revenues, from $11.4 million in fourth quarter 1996 to $8.9 million in fourth quarter 1997, and from $48.5 million in fiscal 1996 to $39.6 million in fiscal 1997. The decline in annual revenues was due primarily to significantly lower Reactor(TM) revenues due to the lost sponsorship, lower hardware sales, lower film production, and a one-time cancellation settlement in fiscal 1996 with the Tokyo Expo.

Iwerks Entertainment is one of the world's leading producers of high-tech, multi-sensory experiences such as ride simulation and giant-screen theaters. Serving prestigious entertainment, information and marketing providers, Iwerks attractions can be found worldwide at location-based entertainment centers, amusement parks, family entertainment centers, shopping centers, casinos, resorts, nightclubs, restaurants, museums, fairs, festivals and more.

                   FORWARD-LOOKING STATEMENTS DISCLOSURE
                   -------------------------------------
With the exception of the historical information, the matters discussed above include forward-looking statements that involve risks and uncertainties. Certain important factors could cause actual results to differ materially from those indicated in the forward-looking statements including, in connection with the merger, the ability of the combined company to achieve cost savings and revenue growth will depend on its ability to quickly and effectively merge the operations and the product lines and manage the resulting larger operations. Other factors impacting future results include the level of revenue, costs of sales and the ability of the Company to maintain pricing at a level necessary to maintain gross profit margins, the level of selling, general and administrative costs, the performance by the Company under its existing purchase contracts and the ability to obtain new contracts, the success of the Company's owned and operating strategy, the ability of the Company to find additional sponsors for its Reactors(TM) or alternative sources of revenue, the ability of the Company to identify and successfully negotiate arrangements with joint venture and other strategic partners, the success of the Company's film software, the effects of technological developments, competition, general economic conditions and acts of God and other events outside the control of the company.

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



                                             FINANCIAL HIGHLIGHTS FISCAL 1997
                                             (IN 000S, EXCEPT PER SHARE DATA)


                               CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

                                             THREE MONTHS ENDED        FISCAL
YEARS ENDED
                                                  JUNE 30                  JUNE
30
                                         ---------------------
----------------------

                                             1997         1996        1997
 1996
                                          -------      -------     -------
--------
Revenue                                    $8,924      $11,388     $39,584
$48,510
                                          -------      -------     -------
--------
Costs and expenses:
     Cost of Sales                          8,421        7,074      28,948
28,675
     Selling, General & Administrative      5,027        3,277      14,897
17,019
     Research & Development                   311           89         726
  358
     Loss on Impairment of Assets           5,586           --       5,586
   --
                                          -------      -------      ------
-------
      Total costs                          19,345       10,440      50,157
46,052
Operating income (loss)                  (10,421)          948    (10,573)
2,464
Interest income, net                          195          177         734
  784
                                          -------      -------      ------
------
     Net income (loss) before taxes      (10,226)        1,125     (9,839)
3,248
Provision for income taxes                  (117)        (149)       (117)
(149)
                                          ------       -------      ------
------
     Net income (loss)                 $ (10,343)      $   976   $ (9,956)
$ 3,099
                                           ======       ======      ======
======

     Net income (loss) per common share    (0.85)         0.08      (0.84)
 0.26

                                           ======       ======      ======
======
Weighted average shares outstanding        12,153       12,659      11,855
12,144
                                           ======       ======      ======
======


                             CONDENSED CONSOLIDATED BALANCE SHEET INFORMATION

                                         JUNE 30, 1997        JUNE 30, 1996
                                         -------------        -------------
ASSETS

Cash and marketable securities                $ 19,067             $ 19,456
Other current assets                            16,188               13,621
Investment in debt securities                       --                5,826
Properties, net                                 10,377               15,975
Goodwill                                        15,367               17,360
Other assets                                     3,530                  688
                                                 -----                -----
Total Assets                                  $ 64,529             $ 72,926
                                                ======              =======
LIABILITIES & STOCKHOLDERS EQUITY
Current liabilities                           $14, 316              $13,529
Long-term liabilities                            1,827                2,732
Stockholders' equity                            48,386               56,665
                                                ------               ------
Total liabilities & stockholders' equity      $ 64,529             $ 72,926
                                              ========             ========

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